UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 14, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreement.

Mining and Lease Agreement

On December 14, 2011, South American Gold Corp. (the “Company”) entered into a Mining Lease and Agreement (the “Lease”) with Marilyn Bashore (“Bashore”) to lease nine unpatented mining claims situated in Yavapai County, Arizona (the “Property”).

The Lease granted the Company the exclusive right to prospect, explore, develop and mine the Property for gold, silver and other minerals. Under the terms of the Lease, the Company paid Bashore an initial payment of $500 and is required to pay Bashore an annual lease payment of $750 plus a 2% net smelter return on any production.  The Company is required under the terms of the Lease to perform a minimum of $900 in annual assessment work on the Property.  The Lease is for a fifteen (15) year term, but shall continue into perpetuity to the extent that minerals are produced and continue to be produced on the Property.

Also on December 14, 2011, the Company purchased from Bashore one unpatented mining claim situated in Yavapai County (the “Claim”).  As consideration for the Claim, the Company paid Bashore $1,000.  There was no purchase agreement documenting the Company’s acquisition of the Claim and the Claim was sold, transferred and conveyed by Bashore to the Company by executing and delivering to the Company a quitclaim deed.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Company’s related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

 Description of Property

In connection with the Company’s consideration of entering into the Lease, it conducted a diligence review of the Property.  The description of Property contained herein is the product of the Company’s due diligence.

If you are not familiar with the mineral exploration terms used in this Current Report on Form 8-K, please refer to the definitions of these terms under the caption “Glossary” at the end of Item 9.01 of this Current Report on Form 8-K.

Property Description and Location

Leased Claims

The nine unpatented mining claims underlying the Lease cover approximately one hundred and eighty (180) acres and are located in the Black Rock Mining District of Yavapai County, Arizona.  Set forth below are the claim reference numbers.

Claim Reference Numbers

BLM Recording Number			County Recording Number
GB 1	AMC	393641	8 4608	P 313
GB 3		393643	8 4608	P 315
GB 4		393644	8 4608	P 316
GB 5		393645	8 4608	P 317
GB 6		393646	8 4608	P 318
GB 7		393647	8 4608	P 319
GB 8		393648	8 4608	P 320
GB 23		393931	8 4608	P 983
GB 25		393930	8 4608	P 984

Owned  Claims

The single Claim acquired by the Company has a BLM recording number of AMC 3993932 and county recording number of 84608P-982.

Location

The Black Rock Mining District is located in the southeast part of Yavapai County between the east foothills of the Bradshaw Mountains and the Agua Fria River.  The following map shows the general location of the leased and owned unpatented mining claims we acquired in Yavapai County, Arizona:

Access

The Property is readily accessed from Wickenberg, Arizona (approximately sixty five miles northwest of Phoenix, Arizona), which lies on Federal Highway 93. Wickenberg is the nearest large town that has services necessary for mineral exploration and mining.  From Wickenberg, paved Constellation Highway is followed about two miles, thence sixteen miles of dirt road lead to the Property. Unimproved tracks provide access to the claim group. Road access to the east side of the Property is limited.

History

The Yavapai County area of Arizona is an area of historic gold prospecting and production activities.  However, the Company is not aware of any recorded history of production from the Property underlying the Lease or the Claim.

Climate, Local resources, Infrastructure, Physiography

Climate

The climate is semi-arid with roughly 12.2 inches/year precipitation, mostly in late winter.  The Property can be accessed year-round because of the mild climate, good road access, and low elevation of about 1200 meters above mean sea level.

Water Rights, Power, and Mining Personnel

The status of water rights at the Property is uncertain. The amount of water in the vicinity of the Property is adequate for exploratory drilling in the winter, but may not be adequate for mineral processing. The nearest power lines are about 16 miles distant. Mining personnel are not available locally.

The most important natural feature on the Property is teriary sandstones on the north end of the property.

Tailings Storage Areas, Waste Disposal Areas, and Plant Sites

The Company has not identified private land adjacent to the Property or within close proximity that could be used for potential storage areas, waste disposal or processing sites. There is public land in the vicinity, but it is unknown whether permits would be granted for such uses. There is evidence of old tailings on the project which have not been sampled.

Permitting

Preliminary geological mapping, sampling, and geophysical surveys can be conducted without any permits. A Plan of Operations (“POO”) will have to be filed and approved by the Bureau of Land Management before mechanized work such as access work or drilling can be undertaken on the Property. There is no cost to file a POO with the Bureau of Land Management. Water for drilling would need to be hauled into the property according to initial site visits.  Permits are often granted in a short period of time as long as they do not significantly impact existing water rights or unduly degrade riparian areas.

Further mining exploration and exploitation activities are subject to federal, state and local laws, regulations and policies, including laws regulating surface disturbance, water discharge, the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment. The Company is unable to quantify at this time the potential cost of such regulations and permitting.

Infrastructure

There is no ascertainable infrastructure on the Property at present.

No adits or trenches have been identified on the property.

Regional Geology

The Property lies on the southern margin of Arizona’s Transition Zone physiograpic province.  The majority of the area is underlain by Precambrian gneiss, and at the north end of district Teriary sandstone predominate. Historical information refers to complex igneous and metamorphic host rocks in the general area.

Geology and Mineralization

The Property is characterized by the Precambrian gneiss, with the westerly part exposed hornblende diorite porphyry-type mineralization identified form initial examination of the breccias pipes #4, #5 and #6. The host rock is mostly composed of Proterozoic formations intruded by younger igneous rocks.

N
Xg
Granodiorite
Fault
GB Claim
Group
Amazon
Tv
dacite
Approx. Breccia
Pipes
Amazon
Spring
Hawk
Gulch
Xg
Granodiorite
Gulch
0
500
1000
1500
m
1 : 20,000
GB CLAIM GROUP
Yavapai County, Az
South American Gold Corp
Proj No. Az-2011a
Date: Dec. 14, 2011
Drawn By: Alan Gilda
Sheet 3 of 3

Metalurgical

No metalurgical testing has been conducted.

Reserves

There are no established probable or proven reserves on the Property.  Our due diligence activities have been limited, and to a great extent, have relied upon information provided to us by third parties.  We have not established and cannot provide any assurance that any of the properties underlying the Lease or the Claim contain adequate, if any, amounts of gold or other mineral reserves to make mining economically feasible to recover that gold or other mineral reserves, or to make a profit in doing so.

Project Exploration Plan

The project area is an early stage prospect with potential identified to date from reconnaissance exploration. The initial objective is to identify the presence of and extent of breccia pipes on the Property. This will require an initial work plan of geologic mapping, surface sampling and soil analysis, after which a more comprehensive plan would be developed with an objective of identifying drill targets and developing a Plan of Operation to be filed with the BLM for permission to conduct such an exploration program.

We estimate the initial work plan described above to require an estimated five thousand dollars ($5,000) for geological consulting, travel expenses, and sampling analysis costs.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Mining Lease and Agreement by and among South American Gold Corp. and Marilyn Bashore dated as of December 14, 2011

99.1	Text of Press Release of South American Gold Corp. dated December 19, 2011

Glossary of Certain Mining Terms

breccia - a rock consisting of sharp fragments embedded in a fine-grained matrix, commonly sand or clay.

breccia pipe - a volcanic conduit from a deep-seated magma source typically cylindrical that leads up to or near to the surface.

diorite - a granular crystalline igneous rock containing minerals such as plagioclase feldspar, hornblende, pyroxene and biotite mica gneiss - a foliated metamorphic rock corresponding in composition to igneous rock--granite hornblende - most frequently a calcium-magnesium-iron silicate with mineral varieties called tremolite, actinolite among others; is an important constituent of many igneous  rocks such as diorite and granite as well as schists and gneisses; is a mineral.

hornblende diorite porphyry - diorite composed predominantly of or whose major constituent is hornblende imbedded in igneous rock igneous - resulting from the intrusion or extrusion of magma or volcanic activity metamorphic - relating to metamorphism which is a pronounced change produced by heat, pressure or water that results in a more compact, crystalline condition.

porphyry - a rock consisting of feldspar crystals imbedded in a compact igneous groundmass

Precambrian - the earliest era of geologic history further divided into Archeozoic and Proterozoic eras.

Proterozoic -  the younger or more recent era within the Precambrian era sandstone - sedimentary rock usually composed of quartz sand particles united by some cement such as silica or calcium carbonate tailings - residue resulting from the processing of ore

Tertiary - the first or earliest period of the Cenozoic era, immediately following the Mesozoic era and its Cretaceous period; when mammals appeared and the Alps and Himalayas began their formation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 19, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer